================================================================================

    As filed with the Securities and Exchange Commission on June 14, 1999

                                            Registration Statement No. 333-74211


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                 AMENDMENT No.2
                                       TO

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                          AMERICAN QUANTUM CYCLES, INC.
                 (Name of Small Business Issuer in Its Charter)

                            ------------------------

           Florida                                3751                       59-2651232
-------------------------------      ----------------------------         -------------------
(State or Other Jurisdiction of      (Primary Standard Industrial           (I.R.S.Employer
 Incorporation or Organization)         Classification Number)            Identification No.)

                            ------------------------

              Richard Hagen, President and Chief Executive Officer
                      American Quantum Cycles Incorporated
                                731 Washburn Road
                            Melbourne, Florida 32934
                                 (407) 752-0008

            ---------------------------------------------------------
            (Name, Address and Telephone Number of Agent For Service)

                            ------------------------

                                731 Washburn Road
                            Melbourne, Florida 32934
                                 (407) 752-0008

          ------------------------------------------------------------
          (Address and Telephone Number of Principal Executive Offices)

                            ------------------------

                        Copies of all communications to:

      James M. Schneider, Esq.                         Bert L. Gusrae, Esq.
      Robert J. Burnett, Esq.                          David A. Carter, P.A.
 Atlas, Pearlman, Trop & Borkson, P.A.                   2300 Glades Road
200 East Las Olas Boulevard, Suite 1900                Suite 210, West Tower
     Fort Lauderdale, FL 33301                          Boca Raton, FL 33431
    Telephone: (954) 763-1200                         Telephone: (561) 750-6999
   Facsimile No. (954) 766-7800                     Facsimile No. (561) 367-0960

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

                            ------------------------

================================================================================

ITEM 27. EXHIBITS

Exhibits         Description of Document
--------         -----------------------

1.1              Form of Underwriting Agreement (2)
1.2              Form of Selected Dealer Agreement (2)
2.1 Amended and Restated Articles of Incorporation of American Quantum Cycles, Inc., filed November 21, 1997(1)
2.2 Amended Articles of Incorporation of American Quantum Cycles, Inc. filed April 6, 1998, creating "Series A 7% Convertible Preferred Stock"(1)

2.3              Amended and Restated Bylaws of American Quantum Cycles, Inc.(1)
2.4              Amended Articles of Incorporation of American Quantum Cycles,
                 Inc. filed June 3, 1999 (2)
3.2              American Quantum Cycles, Inc. Amended 1997 Stock Option Plan(1)
4.1              Form of Common Stock Certificate (2)
4.2              Warrant Agreement between American Quantum Cycles and Barron
                 Chase Securities, Inc. (2)
4.3              Form of Warrant Certificate (2)
5.1              Opinion of Atlas, Pearlman, Trop & Borkson, P.A. (2)
10.1             Consulting Agreement between American Quantum Cycles, Inc. and
                 Greenstone Financial Corporation dated May 9, 1997(1)
10.2             License Agreement between Feuling Advanced Technologies, Inc.
                 and American Quantum Cycles, Inc. dated as of August 19,
                 1997(1)
10.3             Agreement between the Company and Ferrex International, Inc.(1)
10.4             Sample Dealer Agreement(1)
10.5             Lease Agreement between American Quantum Cycles and Bruce and
                 Karen Weiss effective May 1, 1997(1)
10.6             Amendment to Lease Agreement between American Quantum Cycles and Bruce and Karen Weiss dated January 29, 1998(1)
10.7             Employment Agreement with Richard K. Hagen (2)
10.8             Employment Agreement with Gary W. Irving (2)
10.9             Financial Advisory Agreement between American Quantum Cycles and Barron Chase Securities, Inc.(2)
10.10            Merger and Acquisition Agreement between American Quantum
                 Cycles and Barron Chase Securities, Inc.(2)
10.11            Forms of the letter of intent between American Quantum Cycles and Dealers(2)
10.12            Consulting Agreement with Richard K. Hagen(2)
23.1             Consent of Pricher and Company Certified Public Accountants(3)
23.2             Consent of Atlas, Pearlman, Trop & Borkson, P.A. (contained in such firm's opinion filed as Exhibit 5.1) (2)
27               Financial Data Schedule


--------------------------------


(1) Incorporated by reference from American Quantum Cycles Registration Statement on Form 10-SB filed April 24, 1998 (File No. 000-24083).


(2)  Previously filed

(3)  Filed herewith

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Amendment No. 2 to the Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the city of Melbourne, State of Florida on June 14, 1999.


                                            AMERICAN QUANTUM CYCLES, INC.

                                            By: /s/  Richard K. Hagen
                                            -------------------------
                                                     Richard K. Hagen, President

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE                                                TITLE                                                DATE
---------                                                -----                                                ----


                                                         Chairman of the
                                                         Board of Directors,
/s/Richard Hagen                                         Principal Executive Officer,
------------------------                                 Principal Financial Officer                      June 14, 1999
Richard Hagen                                            and President


/s/Jim Cheal                                             Vice President
------------------------                                 and Director                                     June 14, 1999
Jim Cheal

/s/Jeffrey W. Starke                                     Vice President
------------------------                                 and Director                                     June 14, 1999
Jeffrey W. Starke

/s/Gary Irving                                           Executive Vice President, Chief
------------------------                                 Operating Officer and Director                   June 14, 1999
Gary Irving

/s/Linda Condon                                          Principal Accounting Officer
------------------------                                 and Treasurer                                    June 14, 1999
Linda Condon

                                  EXHIBIT LIST


EXHIBIT
NUMBER                             DESCRIPTION
------                             -----------

23.1      Consent of Pricher and Company Certified Public Accountants